Exhibit 7


                             Joint Filing Agreement
                            Pursuant to Rule 13d-1(k)


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


Dated:  March 24, 2008


                            /s/ Alejandro San Miguel
                            --------------------------
                            Alejandro San Miguel
                            Attorney-in-fact for Pierre Lagrange


                            G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust



                            By: /s/ Alejandro San Miguel
                                -------------------------
                                Alejandro San Miguel
                                Attorney-in-fact


                            Point Pleasant Ventures Ltd.


                            By: /s/ Alejandro San Miguel
                                -------------------------
                                Alejandro San Miguel
                                Attorney-in-fact